EXHIBIT 5.1

October 27, 2021

Golden Matrix Group, Inc.

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

Re:	Golden Matrix Group, Inc. Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as counsel to Golden Matrix Group, Inc., a Nevada corporation (the “Company”), in connection with: (i) the registration statement on Form S-3 (Registration No. 333-260044) (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2021 and declared effective on October 15, 2021, the related prospectus included in the Registration Statement (the “Base Prospectus”); and (ii) the prospectus supplement dated October 25, 2021, as filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) on October 27, 2021 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), in connection with the issuance and sale by the Company of 496,429 shares of common stock (the “Offering Shares”), together with warrants to purchase 496,429 shares of common stock (the “Warrants”, and the 496,429 shares of common stock issuable upon exercise thereof, the “Warrant Shares”). One share of common stock is being sold together with one Warrant at a combined purchase price of $7.00. The Shares and Warrants are being sold pursuant to that certain Securities Purchase Agreement dated October 25, 2021, filed as Exhibit 10.2 to the current report on Form 8-K, which will include this opinion letter as an exhibit and result in it being filed by the Company with the Commission as Exhibit 5.1 to the Registration Statement by incorporation by reference (the “Form 8-K”), pertaining to the offering of the Shares, Warrants and Warrant Shares. The Offering Shares, Warrants and Warrant Shares are referred to herein collectively as the “Securities” and the Offering Shares and Warrant Shares are referred to herein collectively as the “Shares”.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement, or the Prospectus.

I have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (b) the Bylaws of the Company, as amended to date (the “Bylaws”), (c) the Registration Statement and all exhibits thereto and the Prospectus, (d) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the sale of the Securities, including, but not limited to (i) the unanimous written consent of the Board of Directors (the “Board”) approving the filing of the Registration Statement and other related matters; (ii) the unanimous written consent of the Board appointing a pricing committee of the Board (the “Pricing Committee”) and other related matters, and (iii) the minutes of the Pricing Committee of the Board approving the final pricing and sale of the Securities and related matters; (d) the Purchase Agreement; (e) copies of the form of Common Stock Purchase Warrants to evidence the grant of the Warrants (the “Common Stock Purchase Agreements”); and (f) the originals or copies certified to my satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

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In rendering this opinion, I have assumed: (i) information contained in documents reviewed by me is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted to me as originals; (iv) the conformity to authentic originals of all documents submitted to me as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the obligations of parties other than the Company to the Purchase Agreement being valid, binding and enforceable; (vii) the legal capacity of all natural persons; and (viii) that all Securities will be issued and sold in the manner specified in the Registration Statement and Prospectus.

As to various questions of fact material to the opinions expressed below, I have, without independent third party verification of their accuracy, relied in part, and to the extent I deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and the purchasers contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company or the purchasers, including the Registration Statement and Purchase Agreement.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I are of the opinion that:

(A)

Following issuance of the Offering Shares pursuant to the terms of the Securities Purchase Agreement, Registration Statement, Base Prospectus and Prospectus Supplement, and upon receipt by the Company of the consideration for the Offering Shares specified in the Securities Purchase Agreement and the resolutions of the Board of Directors of the Company and Pricing Committee, the Offering Shares will be validly issued, fully paid, and non-assessable.

(B)

Following execution and delivery by the Company of the Common Stock Purchase Warrants pursuant to the terms of the Securities Purchase Agreement, Registration Statement, Base Prospectus and Prospectus Supplement, and receipt by the Company of the consideration for the Warrants specified in the Securities Purchase Agreement and the resolutions of the Board of Directors and Pricing Committee of the Company, the Warrants will constitute valid and binding obligations of the Company.

(C)

Following execution and delivery by the Company of the Common Stock Purchase Warrants pursuant to the terms of the Securities Purchase Agreement, Registration Statement, Base Prospectus and Prospectus Supplement, receipt by the Company of the consideration for the Warrant Shares specified in the Common Stock Purchase Warrants, and exercise of the Warrants pursuant to their terms, and issuance of the Warrant Shares thereunder, the Warrant Shares will be validly issued, fully paid, and nonassessable.

This opinion is expressly limited in scope to the Shares, Warrants and Warrant Shares enumerated herein which are to be expressly covered by the referenced Prospectus Supplement.

With regard to my opinion concerning the Warrants constituting valid and binding obligations of the Company:

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(i)

My opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)

My opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)

I express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv)	I express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

    This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (A), (B) and (C), the laws governing corporations of the State of Nevada and the federal laws of the United States of America, and (ii) as to the opinions given in paragraph (B), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level).  No opinion is expressed herein with respect to the qualification of the Shares, Warrants or Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction. To the extent that any opinion relates to enforceability under New York law, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402, and (ii) principles of comity or constitutionality.

My opinion is based on the laws as in effect on the date hereof, and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

I consent to the reference to my firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Aaron D. McGeary

Aaron D. McGeary

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